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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)             September 13, 1996
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                    American Restaurant Group Holdings, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


       33-74012                              33-0592148
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(Commission File Number)           (I.R.S. Employer Identification No.)


        450 Newport Center Drive, Newport Beach, CA                92660
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        (Address of Principal Executive Officer)                 (Zip Code)


                                 (714) 721-8000
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 2.                 ACQUISITION OR DISPOSITION OF ASSETS

On September 13, 1996 American Restaurant Group, Inc. ("ARG"), a wholly owned subsidiary of American Restaurant Group Holdings, Inc., through two of its subsidiaries, completed a sale/leaseback transaction under which it sold the real property relating to 24 Stuart Anderson's Black Angus and Stuart Anderson's Cattle Company restaurants for an aggregate sales price of $48.1 million and simultaneously executed long-term leases under which it will continue to operate the restaurants. The leases call for aggregate annual rent payments of $5.8 million which will increase every five years by the lesser of the increase in the consumer price index or 10%. With the exception of one property, the leases are for initial terms of 25 years with three, five-year renewal options. One of the leases is for a maximum term of three years, during which ARG intends to seek and develop an alternate location in the same market.

The proceeds of the transaction have been applied in accordance with the requirements of ARG's debt instruments, as follows: to redeem at par principal and interest thereon of its senior secured notes in the amount of $34.3 million; to repay bank debt and to partially cash collateralize outstanding letters of credit in a combined amount of $4.8 million; for fees and expenses of this transaction as well as ARG's recently completed consent solicitation in a total amount of $4.6 million; and $4.4 million retained by ARG to be invested in productive assets within six months.

The effect of this transaction on a pro forma basis, had it occurred as of the beginning of the year ended December 25, 1995, would be to increase rent expense by $5.4 million, decrease depreciation expense by $1.5 million, increase amortization of debt costs by $0.5 million, decrease interest expense by $2.6 million and record a loss on extinguishment of debt of $1.9 million.

The pro forma effect on the twenty-six weeks ended June 24, 1996 would be to increase rent expense by $2.7 million, decrease depreciation expense by $0.8 million, increase amortization of debt costs by $0.4 million, decrease interest expense by $1.4 million and record a loss on extinguishment of debt of $1.4 million.

On a pro forma basis as of June 24, 1996, the Company's cash would increase by $5.2 million, net property and equipment would decrease by $41.2 million, net other assets would increase by $3.7 million, accrued liabilities would increase by $0.5 million, a deferred gain of $5.8 million would be added, short-term debt would decrease by $5.0 million, long-term debt would decrease by $32.4 million and its accumulated deficit would increase by $1.2 million reflecting the loss on extinguishment of debt.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (b) Pro forma condensed financial statements. See narrative description in Item 2. above.
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          (c)  List of Exhibits


EXHIBIT NO.                        DESCRIPTION

         2.1 Purchase Agreement dated as of September 11, 1996 by and between ARG Property Management Corporation and ARG Enterprises, Inc. and ARG Properties I, LLC.*

         2.2 Master lease dated September 11, 1996 between ARG Properties I, LLC, as Landlord and ARG Enterprises, Inc. as Tenant.*

         2.3 Lease #06152 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc. as Tenant for Bloomington, Minnesota.*

         2.4 Lease #06153 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc. as Tenant for Fridley, Minnesota.*

         2.5 Lease #06154 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc. as Tenant for Minnetonka, Minnesota.*

         2.6 Lease #06155 dated September 11, 1996 between Captec Net Lease Realty, Inc. and ARG Enterprises, Inc. as Tenant for Roseville, Minnesota.*

         2.7 Lease dated September 11, 1996 between Safeway Inc., as Landlord and ARG Enterprises, Inc., as Tenant.*

         2.8 Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc. as Tenant to ARG Properties I, LLC as Landlord.*

         2.9 A Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc. as Tenant to Captec Net Lease Realty, Inc. as Landlord for each of four Minnesota restaurants.*

         2.10 Guaranty of Lease dated September 11, 1996 by ARG Enterprises, Inc. as Tenant and Safeway Inc. as Landlord.*

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          *    Incorporated by reference to ARG's Current Report on Form 8-K dated September 13, 1996, filed with the Securities and Exchange Commission on September 30, 1996.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       AMERICAN RESTAURANT GROUP HOLDINGS, INC.
                                                  (Registrant)



Date:  September 30, 1996              By:     /s/ William J. McCaffrey, Jr.
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                                               William J. McCaffrey, Jr.
                                               Chief Financial Officer